UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2022

LendingClub Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 200,
San Francisco,	CA	94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 632-5600
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 2, 2022, LendingClub Corporation (the “Company”) convened its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation, as amended, to provided that the federal district courts of the United States shall serve as the exclusive forum for the resolution of certain claims (the “Federal Forum Selection Provision”). The Federal Forum Selection Provision had previously been approved, subject to stockholder approval, by the Company’s Board of Directors.

On June 7, 2022, the Company filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation (the “Certificate Amendment”) with the Secretary of State of Delaware to effectuate the Federal Forum Selection Provision.

The foregoing description is qualified in its entirety by reference to the Certificate Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 2, 2022, the Company convened its annual meeting of stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 76,627,644 shares of common stock, representing 74.98% of the shares of common stock outstanding and entitled to vote as of April 11, 2022, the record date for the Annual Meeting, and constituting a quorum for the transaction of business.
The stockholders of the Company voted on the following proposals at the Annual Meeting:

1.     The election of John C. (Hans) Morris and Erin Selleck as Class II directors each to serve until the 2025 Annual Meeting of Stockholders or until his or her successor has been elected and qualified or his or her earlier death, resignation or removal.

2.     The approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as set forth in the Company’s proxy statement.

3.     The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

4.     The approval of a management proposal to amend the Company’s Restated Certificate of Incorporation to phase in the declassification of the Company’s Board of Directors.

5.    The approval of a management proposal to amend the Company’s Restated Certificate of Incorporation to add a federal forum selection provision.

For more information about the proposals, see the Company’s proxy statement dated April 19, 2022. The final results for each of the proposals submitted to a vote at the Annual Meeting are as follows:

1.Election of Directors

Nominees - Class II Directors	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
John C. (Hans) Morris	51,616,127	7,443,507	333,554	17,234,456
Erin Selleck	57,425,690	1,632,625	334,873	17,234,456
Based on the votes set forth above, each Class II director nominee was elected to serve until the 2025 Annual Meeting of Stockholders or until his or her successor has been elected and qualified or his or her earlier death, resignation or removal.

2.Advisory Vote on the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
56,053,318	2,891,401	448,469	17,234,456
Based on the votes set forth above, the advisory vote on the compensation of the Company’s named executive officers as set forth in the Company’s proxy statement was approved.

3.Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
76,219,839	73,664	334,141	N/A
Based on the votes set forth above, the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022 was approved.

4.Management Proposal to Amend the Company’s Restated Certificate of Incorporation (Declassification)

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
58,881,041	47,366	464,781	17,234,456

Under the Company's Restated Certificate of Incorporation, this proposal required the affirmative vote of the holders of at least two-thirds of all outstanding shares of the Company's stock to pass. Based on the votes set forth above, the management proposal to amend the Company’s Restated Certificate of Incorporation to phase in the declassification of the Company’s Board of Directors was not approved.

5.Management Proposal to Amend the Company’s Restated Certificate of Incorporation (Federal Forum Selection)

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
54,194,576	4,778,429	420,183	17,234,456

Under the Company’s Restated Certificate of Incorporation, this proposal required the affirmative vote of the holders of at least a majority of all outstanding shares of the Company’s stock to pass. Based on the votes set forth above, the management proposal to amend the Company’s Restated Certificate of Incorporation to add a federal forum selection provision was approved.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Exhibit Title or Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of LendingClub Corporation, as filed with the Secretary of State of Delaware on June 7, 2022
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date:	June 7, 2022	By:	/s/ Brandon Pace
Brandon Pace
Chief Administrative Officer and Secretary